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                                                              EXHIBIT 5.1

                              MORGAN, LEWIS & BOCKIUS
   PHILADELPHIA                  COUNSELORS AT LAW                  WASHINGTON
   NEW YORK                    801 SOUTH GRAND AVENUE               LOS ANGELES
   MIAMI                LOS ANGELES, CALIFORNIA  90017-3189         HARRISBURG
   PRINCETON                TELEPHONE:  (213) 612-2500              LONDON
   BRUSSELS                    FAX:  (213) 612-2554                 FRANKFURT
                                                                    TOKYO

                                      May 9, 1995

   Sierra Health Services, Inc.
   2724 North Tenaya Way
   Las Vegas, Nevada 89128

             Re:  Registration Statement on Form S-4
                  __________________________________

   Ladies and Gentlemen:

             We have acted as counsel to Sierra Health Services, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 700,000 shares (the "Shares") of Common Stock, par value $.005 per share, which may be issued from time to time in connection with the acquisition by the Company of other businesses, and which may be reserved for issuance pursuant to, or offered and issued upon exercise or conversion of, warrants, options, convertible notes or other similar instruments ("Other Securities") issued by the Company from time to time in connection with any such acquisition.

             In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents and records as we have deemed necessary. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective; and (ii) all Shares will be issued in compliance with applicable federal and state securities laws.

             With respect to the issuance of any Shares, we have assumed that the issuance of such Shares will have been duly authorized and, if applicable, such Shares will have been reserved for issuance upon the exercise or conversion of Other Securities; and we have further assumed that the Shares will have been issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof.

             Based upon the foregoing, we are of the opinion that, upon issuance, any Shares will be duly authorized and validly issued, fully paid and non-assessable.
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          Sierra Health Services, Inc.
          May 9, 1995
          Page 2




             The foregoing opinion is limited to the laws of the State of Nevada.

             We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Securities." In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      Morgan, Lewis & Bockius